                                                                     EXHIBIT 23




                       Consent of Independent Auditors



The Board of Directors and Stockholders
International Lottery, Inc.:


We consent to incorporation by reference in the Registration Statement No. 333-08999 on Form S-3 of International Lottery, Inc. of our report dated February 21, 1997, relating to the balance sheets of International Lottery, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the 1996 annual report to shareholders, which is incorporated by reference in the December 31, 1996 Form 10-K of International Lottery, Inc.

                                        /s/
                                        ---------------------
                                        KPMG Peat Marwick LLP


Louisville, Kentucky
March 27, 1997